EXHIBIT 21

SUBSIDIARIES OF THE JONES GROUP INC.

Name	State or Country of Incorporation	Other Names Under Which Subsidiary Does Business
Atwood Italia S.r.L.	Italy	N/A
B.B., S.a.s.	France	N/A
Brian Atwood IP Company LLC	Delaware	N/A
Carvela Limited	England	N/A
Creaciones S.W., S.A.	Spain	N/A
Dongguan Jones Commerce and Trading Co., Ltd.	China	N/A
Hope Diamon, S.L.	Spain	N/A
JAG Footwear, Accessories and Retail Corporation	New Jersey	Anne Klein Brian Atwood Easy Spirit Easy Spirit Outlet Jones New York Jones New York Woman Kasper Kurt Geiger Nine West Nine West Outlet Rachel Roy Shoe Woo Vintage America World According to 9
Jones Apparel Group Canada ULC	Canada	N/A
Jones Apparel Group Canada, LP	Canada	Jones Factory Store Jones New York Jones New York Factory Store Jones New York Factory Finale Jones Jeanswear Canada Tique
Jones Apparel Group Holdings, Inc.	Delaware	N/A
Jones Apparel Group USA, Inc.	Delaware	Jones Apparel Group USA (DE), Inc. (New York only)
Jones Canada, Inc.	Canada	N/A
Jones Distribution Corporation	Delaware	N/A
Jones Holding Inc.	Delaware	N/A
Jones International Limited	Hong Kong	N/A
Jones Investment Co. Inc.	Delaware	N/A
Jones Jeanswear Group, Inc.	New York	N/A
Jones Jeanswear Group - Egypt LLC	Egypt	N/A
Jones Management Service Company	Delaware	Apparel Management Service Company (New Hampshire only) JAG Management Service Company (Rhode Island and Maine only)
KG Group Holdings Limited	England	N/A
Kurt Geiger Shoes Limited	England	N/A
Kurt Geiger Ireland Limited	Ireland	N/A
Kurt Geiger Italy S.r.l.	Italy	N/A
Kurt Geiger France SAS	France	N/A
Kurt Geiger Germany GmBH	Germany	N/A
Lizzy Mae, Inc.	Delaware	N/A
Mocaroni, S.L.	Spain	N/A
Nine West Development Corporation	Delaware	N/A
Rachel Roy IP Company LLC	Delaware	N/A
Shoeaholics Limited	England	N/A
Shoes by Stuart, S.L.	Spain	N/A
Shoe Heaven S.L.	Spain	N/A
Stuart Weitzman Holdings, LLC	Delaware	N/A
Stuart Weitzman, LLC	Delaware	N/A
Stuart Weitzman (France) S.A.R.L.	France	N/A
Stuart Weitzman IP, LLC	Delaware	N/A
Stuart Weitzman Italia S.r.l.	Italy	N/A
Stuart Weitzman Monaco S.A.R.L.	Monaco	N/A
Stuart Weitzman Retail Stores, LLC	Delaware	N/A
Sunburst S.L.	Spain	N/A
The Jones Group Spain, S.L.	Spain	N/A

Certain non-significant subsidiaries were omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.